EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.0001 par value, of Alzamend Neuro, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 28, 2022

BITNILE HOLDINGS, INC.
/s/ Milton C. Ault, III
MILTON C. AULT, III	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Executive Chairman

AULT LIFE SCIENCES, INC.
/s/ William B. Horne
WILLIAM B. HORNE	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Chief Executive Officer

AULT LIFE SCIENCES FUND, LLC
/s/ Henry C.W. Nisser
HENRY C.W. NISSER	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Managing Member

AULT ALPHA LP
/s/ Kenneth S. Cragun
KENNETH S. CRAGUN	By:	/s/ Milton C. Ault, III
		Name:	Milton C. Ault, III
		Title:	Manager of Ault Alpha GP LLC, the general partner

DIGITAL POWER LENDING, LLC
/s/ David J. Katzoff
DAVID J. KATZOFF	By:	/s/ David J. Katzoff
		Name:	David J. Katzoff
		Title:	Manager